                                                                    EXHIBIT 99.1
                               IZ.com Incorporated
                          (a development stage company)

                              Financial Statements


      For the period from February 9, 1999 (inception) to December 31, 1999




                                    CONTENTS

Report of Independent Auditors..........................................................................7

Audited Financial Statements

Balance Sheet...........................................................................................8
Statement of Operations.................................................................................9
Statement of Stockholders' Deficit.....................................................................10
Statement of Cash Flows................................................................................11
Notes to Financial Statements..........................................................................12

                         Report of Independent Auditors

The Board of Directors
IZ.com Incorporated

We have audited the accompanying balance sheet of IZ.com Incorporated (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period from February 9, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IZ.com Incorporated at December 31, 1999, and the results of its operations and its cash flows for the period from February 9, 1999 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company's funding requirements for the next twelve months exceeds its working capital, which is negative at December 31, 1999. The Company is dependent on obtaining additional financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                               /s/ ERNST & YOUNG LLP


January 10, 2000

                               IZ.com Incorporated
                          (a development stage company)

                                 Balance Sheet

                                December 31, 1999





ASSETS
Current assets:
   Cash and cash equivalents                                                            $            66,167
                                                                                        -------------------
Total current assets                                                                                 66,167

Property and equipment, net of accumulated depreciation of $22,094                                  233,135
Other assets                                                                                         33,475
Web-site development costs, net of accumulated amortization
            Of $51,742                                                                              362,190
                                                                                        -------------------
Total assets                                                                            $           694,967
                                                                                        ===================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                                     $           950,646
   Accrued payroll and other liabilities                                                             26,291
                                                                                        -------------------
Total current liabilities                                                                           976,937

Deferred consulting fees                                                                            291,430
Long-term debt                                                                                      830,363
                                                                                        -------------------
Total liabilities                                                                                 2,098,730

Commitments and contingencies

Stockholders' deficit:
   Obligation to issue Series A-1 convertible preferred stock                                       140,000
   Preferred stock, $.001 par value, 10,000,000 shares authorized:
     Series A convertible preferred stock, 619,500 shares issued and outstanding                        620

     Series B convertible preferred stock, 493,903 shares issued and outstanding                        494

   Notes receivable from employees                                                                  (98,430)
   Common stock, $.001 par value; 30,000,000 shares authorized, 3,101,000 shares
     issued and outstanding                                                                           3,101
   Additional paid in capital                                                                     3,543,880
   Deficit accumulated during development stage                                                  (4,993,428)
                                                                                        -------------------
Total stockholders' deficit                                                                      (1,403,763)
                                                                                        -------------------
Total liabilities and stockholders' deficit                                             $           694,967
                                                                                        ===================

See accompanying notes.

                               IZ.com Incorporated
                          (a development stage company)

                             Statement of Operations

      For the period from February 9, 1999 (inception) to December 31, 1999








Costs and expenses:
   General and administrative                                                          $         2,184,543
   Sales and marketing                                                                           1,196,436
   Product development                                                                           1,632,390
                                                                                       -------------------
Total costs and expenses                                                                         5,013,369
                                                                                       -------------------

   Interest income                                                                                  19,941
                                                                                       ===================
Net loss                                                                               $        (4,993,428)
                                                                                       ===================


See accompanying notes.

                               IZ.com Incorporated
                          (a development stage company)


                       Statement of Stockholders' Deficit
     For the period from February 9, 1999 (inception) to December 31, 1999







                                  OBLIGATIONS
                                    TO ISSUE            SERIES A                 SERIES B
                                   SERIES A-1        PREFERRED STOCK          PREFERRED STOCK
                                   PREFERRED   --------------------------  ----------------------
                                     STOCK        SHARES       AMOUNT      SHARES       AMOUNT
                                 ----------------------------------------  ----------------------

Balance at February 9, 1999     $        --            --     $      --          --     $      --

   Issuance of common stock
     for cash                            --            --            --          --            --
   Issuance of common stock
     for cash upon exercise
     of  stock options                   --            --            --          --            --
   Issuance of common stock
     to former employee for
     services rendered                   --            --            --          --            --
   Issuance of common stock
     for services rendered               --            --            --          --            --
   Issuance of common stock
     to employees for notes
     receivable                          --            --            --          --            --
   Issuance of Series A
     preferred stock in March
     at $2.00 per share for
     cash,  net of issuance
     costs of $6,865                     --       619,500           620          --            --
   Issuance of Series B
     preferred stock in
     August at $4.10 per
     share for cash,  net of
     issuance costs of $3,234            --            --            --     493,903           494
   Issuance of warrants for
     consulting services                 --            --            --          --            --
   Obligations to issue
     Series A-1 convertible
     preferred stock                140,000            --            --          --            --
   Net loss                              --            --            --          --            --
                               ------------------------------------------------------------------
Balance at December 31, 1999   $    140,000       619,500    $      620     493,903   $       494
                               ==================================================================




                                                                                            DEFICIT
                                     NOTES                                                ACCUMULATED
                                  RECEIVABLE                                  ADDITIONAL     DURING          TOTAL
                                     FROM               COMMON STOCK           PAID IN    DEVELOPMENT   STOCKHOLDERS'
                                  EMPLOYEES        SHARES          AMOUNT       CAPITAL       STAGE         DEFICIT
                                 ------------------------------------------------------------------------------------
Balance at February 9, 1999     $       --               --    $       --       $    --    $     --      $         --
   Issuance of common stock
     for cash                           --        2,243,000         2,243        73,687          --            75,930
   Issuance of common stock
     for cash upon exercise
     of  stock options                  --          499,000           499        24,341          --            24,840
   Issuance of common stock
     to former employee for
     services rendered                  --           56,250            56        25,257          --            25,313
   Issuance of common stock
     for services rendered              --          109,750           110        55,863          --            55,973
   Issuance of common stock
     to employees for notes
     receivable                    (98,430)         193,000           193        98,237          --                --
   Issuance of Series A
     preferred stock in March
     at $2.00 per share for
     cash,  net of issuance
     costs of $6,865                    --               --            --     1,231,515          --         1,232,135
   Issuance of Series B
     preferred stock in
     August at $4.10 per
     share for cash,  net of
     issuance costs of $3,234           --               --            --     2,021,274          --         2,021,768
   Issuance of warrants for
     consulting services                --               --            --        13,706          --            13,706
   Obligations to issue
     Series A-1 convertible
     preferred stock                    --               --            --            --          --           140,000
   Net loss                             --               --            --            --  (4,993,428)       (4,993,428)
                                -------------------------------------------------------------------------------------
Balance at December 31, 1999    $  (98,430)       3,101,000   $     3,101   $ 3,543,880 $(4,993,428)     $ (1,403,763)
                                =====================================================================================


              See accompanying notes.

                               IZ.com Incorporated
                          (a development stage company)

                             Statement of Cash Flows
     For the period from February 9, 1999 (inception) to December 31, 1999





OPERATING ACTIVITIES
Net loss                                                                                      $(4,993,428)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization expense                                                           73,836
   Issuance of warrants for consulting services                                                    13,706
   Issuance of common stock to former employee for services                                        25,313
   Issuance of common stock for services rendered                                                  55,973
   Obligation to issue Series A-1 convertible preferred stock                                     140,000
   Changes in operating assets and liabilities:
     Other assets                                                                                 (33,475)
     Accounts payable                                                                             950,646
     Accrued payroll and other liabilities                                                         26,291
     Deferred compensation charges                                                                 83,950
     Deferred consulting fees                                                                     207,480
                                                                                              -----------
Net cash used in operating activities                                                          (3,449,708)

INVESTING ACTIVITIES
Purchase of property and equipment                                                               (255,229)
Investment in website development                                                                (413,932)
                                                                                              -----------
Net cash used in investing activities                                                            (669,161)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                                                            100,770
Proceeds from notes payable, net of repayments                                                    830,363
Net proceeds from issuance of Series A convertible preferred stock                              1,232,135
Net proceeds from issuance of Series B convertible preferred stock                              2,021,768
                                                                                              -----------
Net cash provided by financing activities                                                       4,185,036
                                                                                              -----------

Net increase in cash and cash equivalents                                                          66,167

Cash and cash equivalents at beginning of period                                                        -
                                                                                              -----------
Cash and cash equivalents at end of the period                                                $    66,167

See accompanying notes.

1. ORGANIZATION

DESCRIPTION OF BUSINESS

IZ.com Incorporated (formerly MP3TV.Net, Incorporated, the "Company") was incorporated in the state of Delaware on February 9, 1999. The Company was organized to utilize specialized television programming to capture the attention of its target audience, and then build upon that relationship utilizing its website and direct contacts with its users to achieve commercial success for the Company and its strategic partners. The Company's primary activities since inception have consisted of incorporation, raising capital, identification of strategic partners, formation of its management team and development of its website and television programming.

As more fully discussed in Note 9, on January 7, 2000, the Company signed a letter of intent to be acquired by PopMail.com. As a result of this acquisition, the Company is changing its strategic focus to apply its multimedia expertise to the email-based marketing business operated by PopMail.com. The Company is currently modifying its website and television programming efforts in a directed effort to complement PopMail.com's business strategy.

The Company has yet to generate revenues to offset operating costs and has accumulated a deficit during the development stage of $4,993,428 as of December 31, 1999. No assurance can be given that the Company will be able to generate revenues to cover operating costs, if at all.

The Company has raised net proceeds of $3,354,673 from private placements of preferred and common stock through December 31, 1999. The Company will require significant additional financing to continue executing its business plans and to fund operating and capital requirements. The Company is in the process of evaluating additional financing sources from both private and public sources. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to the Company, if at all, or if obtained, that the Company will generate positive operating results. If such financing is not obtained, the business plan would need to be curtailed and management might be forced to liquidate the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, and depreciated over the estimated useful life of the asset, generally three and five years.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. The Company has elected, as permitted under SFAS No. 123, to continue to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25 and to disclose pro forma net income (loss) as if stock-based employee compensation were computed under SFAS No. 123. Transactions with other than employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for on a fair value basis under SFAS No. 123 and are reflected in the Company's financial statements.

WEBSITE DEVELOPMENT COSTS

The Company capitalizes certain costs of developing its website after the design phase has been completed, and consist primarily of outside costs paid to consultants for programming services, and internal costs paid to employees dedicated to website development. The Company is amortizing these development costs over a 24-month period. The future realizability of this asset is highly dependent on the commercial success of the IZ.com business model, and if the Company is unable to derive sufficient revenues through its website, the unamortized book value for the capitalized website development costs will be charged to expense.

COMPREHENSIVE INCOME

The Company follows the disclosure requirements of SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes rules for the reporting and display of comprehensive income and its components; however, the disclosures under this statement had no impact on the Company's net loss or stockholders' equity.

3. STOCKHOLDERS' EQUITY

CAPITAL STRUCTURE

The Company is authorized to issue 10,000,000 shares of preferred stock and 30,000,000 shares of common stock. The Company's Board of Directors has designated 670,000 authorized shares as Series A Convertible Preferred Stock, 80,000 authorized shares as Series A-1 Convertible Preferred Stock and 600,000 authorized shares as Series B Convertible Preferred Stock. The Board of Directors establishes the rights and preferences of any series of preferred stock it so designates. As of December 31, 1999, 619,500 shares of Series A Convertible Preferred Stock have been issued at $2.00 per share for gross cash proceeds totaling $1,239,000, 493,903 shares of Series B Convertible Preferred Stock have been issued at $4.10 per share for gross cash proceeds totaling $2,025,001, and

3,101,000 shares of common stock have been issued at $0.03 to $0.51 per share for gross cash proceeds totaling $100,770 and services performed.

SERIES A CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock has the following significant rights, privileges, preferences and restrictions:

- Non-cumulative dividends equal to eight percent of the original issue price per share, payable when and if declared by the Board of Directors;
- Liquidation preference equal to the original issue price per share, plus all declared and unpaid dividends;
- Convertible into shares of common stock at the holders' option or automatically upon (i) an initial public stock offering meeting certain minimum criteria; (ii) a vote of the holders of a majority of the preferred stock; or (iii) less than twenty five percent of the preferred shares issued by the Company remaining outstanding. The conversion price shall be equal to the original issue price per share, adjusted for certain anti-dilutive effects on a formula basis; and
- One vote for each share of the Company's common stock into which the Series A Convertible Preferred Stock is convertible

SERIES A-1 CONVERTIBLE PREFERRED STOCK

Holders of Series A-1 Convertible Preferred Stock are entitled to the same significant rights, privileges, preferences and restrictions as holders of Series A Convertible Preferred Stock, except that Series A-1 holders are entitled to a liquidation preference of $0.25 per share. No shares of Series A-1 Convertible Preferred Stock have been issued by the Company; however, the Company is contractually obligated to issue 80,000 shares to certain consultants to the Company, and has recorded the obligation based on the fair value of the stock with a charge to expense of $140,000.

SERIES B CONVERTIBLE PREFERRED STOCK

Holders of Series B Convertible Preferred Stock are entitled to the same significant rights, privileges, preferences and restrictions as holders of Series A Convertible Preferred Stock, except that Series B holders are entitled to a liquidation preference of $4.10 per share, plus all declared and unpaid dividends.

RESTRICTED STOCK PURCHASE AGREEMENTS

Certain sales of common stock and early exercises of stock options are subject to a Restricted Stock Purchase Agreement which provides that upon termination of employment, the Company can repurchase unvested shares at the original issue price per share. As of December 31, 1999, 214,583 shares of common stock are subject to repurchase by the Company.

STOCK OPTION PLAN

The Company has a stock option plan that provides for the granting of options and stock purchase rights for the purchase of shares of common stock to employees and other persons affiliated with the Company. As of December 31, 1999, 2,500,000 shares of common stock have been reserved for issuance under the plan. Stock options and purchase rights are granted at fair value as determined by the Board of Directors, are subject to vesting defined by the Board of Directors, and terminate no more than ten years from the date of grant.


The following table summarizes common stock option plan activity:


                                                                                         WEIGHTED-AVERAGE
                                                                             OPTIONS      EXERCISE PRICE
                                                                         ----------------------------------

Outstanding at February 9, 1999 (inception)                                           -      $    -
   Granted                                                                    2,762,750         .30
   Exercised                                                                   (499,000)        .30
   Cancelled                                                                   (263,250)        .05
                                                                         ----------------------------------
Outstanding at December 31, 1999                                              2,000,500      $  .30
                                                                         ==================================

As of December 31, 1999, outstanding options have exercise prices between $.03 and $.51 per share with expiration dates through August 2009. As of December 31, 1999, 204,000 options are exercisable at a weighted average exercise price of $.30 per share.

If the Company recognized compensation cost for stock-based employee compensation on a fair value basis in accordance with SFAS No. 123, the impact on net loss at December 31, 1999 would not have been material. The fair value of each option grant was estimated on the date of grant using an option pricing model with the following weighted average assumptions: risk free interest rate of 5.5 percent to 6.4 percent, expected option life of ten years and no expected dividends.

NOTES RECEIVABLE FROM EMPLOYEES

The Company sold shares of common stock in 1999 to certain employees. In consideration for the shares, the employees signed full recourse promissory notes which are also collateralized by the common stock. The notes bear interest at 6.21% and mature on the fifth anniversary date of the note.

WARRANTS TO BE ISSUED FOR PROFESSIONAL SERVICES

In 1999, the Company committed to the issuance of 375,764 fully vested common stock warrants with exercise prices ranging from $.30 to $.51 per share to consultants for professional services rendered in 1999. The fair value of the warrants were recorded as expense in the period granted.

Subsequent to December 31, 1999, the Company issued a warrant to purchase an additional 126,984 shares of common stock at $2.00 per share. This warrant was issued as part of the agreement to terminate a consulting agreement, and the fair value will be recorded as an expense in 2000.

4.  NOTE PAYABLE

During 1999, the Company signed promissory notes of $500,000 and $325,000 with certain shareholders of the Company. These notes accrue interest at 9.0% per annum and mature at the earlier of a qualified equity financing of at least $3,000,000 or the third anniversary of the note. No payments of interest of principal are due prior to the maturity date.

5. INCOME TAXES

At December 31, 1999, the Company has federal and state tax net operating loss carryforwards of approximately $4,500,000 each. The federal and state tax loss carryforwards will begin expiring in 2019 and 2007, respectively, unless previously utilized.

Pursuant to Sections 382 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited in the event of a cumulative change in ownership of more than 50% within a three year period.

Significant components of the Company's deferred tax assets as of December 31, 1999 are shown below. A valuation allowance has been recognized as of December 31, 1999 to offset the deferred tax assets as realization of such assets is uncertain.




Deferred tax assets:
   Net operating loss carryforwards                                $        1,822,000
   Other, net                                                                 121,000
                                                                   ------------------
Total deferred tax assets                                                   1,943,000
Valuation allowance for deferred tax assets                                (1,943,000)
                                                                   ------------------
Net deferred taxes                                                 $                -
                                                                   ==================


6.  COMMITMENTS AND CONTINGENCIES

DEFERRED COMPENSATION

In May 1999, the Company and an employee entered into an employment contract that provided for the deferral of payment of any salary until the achievement of certain events. In October, the agreement was modified to a consulting agreement requiring for a $100,000 payment to the consultant in May 2000. In conjunction with the agreement, the Company accrued approximately $80,000 which is included in deferred consulting fees in the accompanying balance sheet.

DEFERRED CONSULTING FEES LIABILITY

The Company signed a consulting agreement with a company that provides general business services which allowed the Company to defer payment of 50% of the total consulting fees billed. The deferred obligation is payable upon the raising of an aggregate of $2.0 million of capital, excluding the initial financing of the Company of approximately $1.2 million. Upon reaching the $2.0 million in capital, the Company is liable to pay three times the total consulting fees deferred. As of

December 31, 1999, the Company had $69,160 in deferred consulting fees related to this agreement and accrued $207,480 for the anticipated obligation.

FACILITIES

The Company occupies a facility that is leased on a month-to-month basis, and for which the Company pays $11,210 per month. The Company recorded rent expense of $66,983 for the period ended December 31, 1999.

7. AGREEMENTS WITH BROADCASTING COMPANIES

The Company had previously signed multiple contracts with consultants, broadcasting companies, internet services and merchandising suppliers for different media services. Due to a strategic change in the Company's business objectives all of these contracts were terminated. As a result of the contract terminations, the Company is liable for penalties and other payments per the terms of the contracts, and has accrued approximately $280,000 for its outstanding commitments for terminated contracts as of December 31, 1999.

The Company has a continuing obligation with one broadcasting company for thirteen weeks of television programming beginning in April 2000. The Company has previously cancelled programming time with this broadcasting company and is currently negotiating cancellation of this obligation. If the Company is unsuccessful in canceling it's obligation, their liability could be as much as $450,000. The Company believes that they will be able to cancel at a cost not to exceed $30,000 for which they have provided reserves as of December 31, 1999.

8. RELATED PARTY TRANSACTIONS

The Company has paid approximately $14,000 in professional service fees for the period from inception to December 31, 1999 to entities which are stockholders of the Company.

9. SUBSEQUENT EVENT

The Company has signed a letter of intent to be acquired by PopMail.com, a publicly-held company. Under the terms of the proposed merger, shares of PopMail.com Series F preferred stock will be issued for all the outstanding warrants, and common and preferred shares of IZ.com. These shares of PopMail.com Series F preferred stock are convertible into common shares of PopMail.com at an equivalent ratio of exchange of approximately 1.56 PopMail.com common shares per IZ.com common and preferred stock and IZ.com warrants, after the merger has been approved by PopMail.com's stockholders.